SLM Private Credit Student Loan Trust 2004-B
Quarterly Servicing Report
Report Date: 11/30/2004 Reporting Period: 9/1/04-11/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		8/31/2004	Activity	11/30/2004
A	i	Portfolio Balance	$1,244,282,058.96	$1,604,557.17	$1,245,886,616.13
	ii	Interest to be Capitalized	47,353,017.57		52,164,813.32

	iii	Total Pool	$1,291,635,076.53		$1,298,051,429.45
	iv	Cash Capitalization Account (Cii)	232,575,519.00		232,575,519.00

	v	Asset Balance	$1,524,210,595.53		$1,530,626,948.45

	i	Weighted Average Coupon (WAC)	5.208%		5.708%
	ii	Weighted Average Remaining Term	201.84		200.11
	iii	Number of Loans	120,693		119,921
	iv	Number of Borrowers	108,589		107,915
	v	Prime Loans Outstanding	$1,234,313,224.90		$1,241,760,455.78
	vi	T-bill Loans Outstanding	$56,979,507.05		$55,987,264.28
	vii	Fixed Loans Outstanding	$342,344.58		$303,709.39

						% of		% of
	Notes		Cusips	Spread	Balance 9/15/04	O/S Securities**	Balance 12/15/04	O/S Securities**
B	i	A-1 Notes	78443CBL7	0.050%	$630,280,220.85	41.939%	$627,901,480.54	41.847%
	ii	A-2 Notes	78443CBM5	0.200%	378,000,000.00	25.152%	378,000,000.00	25.192%
	iii	A-3 Notes	78443CBN3	0.330%	277,150,000.00	18.442%	277,150,000.00	18.471%
	iv	A-4 Notes	78443CBP8	0.430%	100,000,000.00	6.654%	100,000,000.00	6.665%
	v	B Notes	78443CBQ6	0.470%	49,242,000.00	3.277%	49,242,000.00	3.282%
	vi	C Notes	78443CBR4	0.870%	68,182,000.00	4.537%	68,182,000.00	4.544%

	vii	Total Notes			$1,502,854,220.85	100.000%	$1,500,475,480.54	100.000%

			9/15/2004	12/15/2004
C	i	Specified Reserve Account Balance ($)	$3,206,436.00	$3,206,436.00
	ii	Reserve Account Balance ($)	$3,206,436.00	$3,206,436.00
	iii	Cash Capitalization Acct Balance ($)	$232,575,519.00	$232,575,519.00
	iv	Initial Asset Balance	$1,515,149,959.36	$1,515,149,959.36
	v	Specified Overcollateralization Amount	$30,302,999.19	$30,302,999.19
	vi	Actual Overcollateralization Amount	$21,356,374.68	$30,151,467.91
	vii	Has the Stepdown Date Occurred?*	No	No

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero and June 15, 2009. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.

**	Percentages may not total 100% due to rounding

II. 2004-B  Transactions from: 9/1/2004 through: 11/30/2004

A	Student Loan Principal Activity
	i	Principal Payments Received	$7,273,578.91
	ii	Purchases by Servicer (Delinquencies >180)	733,921.72
	iii	Other Servicer Reimbursements	0.00
	iv	Other Principal Reimbursements	1,645,061.18

	v	Total Principal Collections	$9,652,561.81

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—
	ii	Capitalized Interest	(9,181,831.42)
	iii	Capitalized Insurance Fee	(2,062,229.47)
	iv	Other Adjustments	(13,058.09)

	v	Total Non-Cash Principal Activity	$(11,257,118.98)

C	Total Student Loan Principal Activity		$(1,604,557.17)

D	Student Loan Interest Activity
	i	Interest Payments Received	$2,389,629.61
	ii	Purchases by Servicer (Delinquencies >180)	28,047.35
	iii	Other Servicer Reimbursements	0.00
	iv	Other Interest Reimbursements	77,662.30
	v	Late Fees	22,541.61
	vi	Collection Fees/Return Items	0.00

	vii	Total Interest Collections	$2,517,880.87

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—
	ii	Capitalized Interest	9,181,831.42
	iii	Other Interest Adjustments	27,972.34

	iv	Total Non-Cash Interest Adjustments	$9,209,803.76

F	Total Student Loan Interest Activity		$11,727,684.63

III. 2004-B Collection Account Activity 9/1/2004 through 11/30/2004

A	Principal Collections
	i	Principal Payments Received	$7,017,220.79
	ii	Consolidation Principal Payments	256,358.12
	iii	Purchases by Servicer (Delinquencies > 180)	733,921.72
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	0.00
	vi	Other Re-purchased Principal	1,645,061.18

	vii	Total Principal Collections	$9,652,561.81

B	Interest Collections
	i	Interest Payments Received	$2,382,990.18
	ii	Consolidation Interest Payments	6,639.43
	iii	Purchases by Servicer (Delinquencies > 180)	28,047.35
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	0.00
	vi	Other Re-purchased Interest	77,662.30
	vii	Collection Fees/Return Items	0.00
	viii	Late Fees	22,541.61

	ix	Total Interest Collections	$2,517,880.87

C	Recoveries on Realized Losses		$—

D	Funds Borrowed from Next Collection Period		$—

E	Funds Repaid from Prior Collection Periods		$(820,415.20)

F	Investment Income		$976,518.10

G	Borrower Incentive Reimbursements		$14,120.28

H	Interest Rate Cap Proceeds		$—

I	Gross Swap Receipt		$5,865,730.74

J	Other Deposits		$25,682.01

	TOTAL FUNDS RECEIVED		$18,232,078.61

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,450,113.52)

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUNT		$16,781,965.09

K	Amount Released from Cash Capitalizaton Account		$—

L	AVAILABLE FUNDS		$16,781,965.09

M	Servicing Fees Due for Current Period		$723,251.54

N	Carryover Servicing Fees Due		$—

O	Administration Fees Due		$20,000.00

P	Total Fees Due for Period		$743,251.54

IV. 2004-B Loss and Recovery Detail 11/30/2004

A	i	Cumulative Realized Losses Test	% of Original Pool		8/31/2004		11/30/2004

		September 15, 2004 to June 15, 2009	15%		$192,386,166.05		$192,386,166.05
		September 15, 2009 to June 15, 2012	18%
		September 16, 2012 and thereafter	20%
	ii	Cumulative Realized Losses (Net of Recoveries)			$—		$—

	iii	Is Test Satisfied (ii < i)?		Yes		Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period			$—		$—
	iii	Interest Cash Recovered During Collection Period			$—		$—
	iv	Late Fees and Collection Costs Recovered During Collection Period			$—		$—

	v	Total Recoveries for Period			$—		$—

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer			$148,245.39		$882,167.11
	iii	Cumulative Interest Purchases by Servicer			1,547.89		29,595.24

	iv	Total Gross Defaults:			$149,793.28		$911,762.35

V. 2004-B Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004
INTERIM:

In School	5.197%	5.658%	80,219	76,686	66.465%	63.947%	$845,034,178.57	$805,925,398.89	67.913%	64.687%

Grace	5.308%	6.258%	24,316	11,566	20.147%	9.645%	$265,015,191.42	$126,711,213.84	21.299%	10.170%

Deferment	4.747%	5.407%	1,340	2,629	1.110%	2.192%	$12,973,903.01	$21,796,440.14	1.043%	1.749%

TOTAL INTERIM	5.218%	5.732%	105,875	90,881	87.723%	75.784%	$1,123,023,273.00	$954,433,052.87	90.255%	76.607%
REPAYMENT
Active
Current	5.027%	5.530%	11,332	25,644	9.389%	21.384%	$93,283,810.47	$261,675,069.00	7.497%	21.003%
31-60 Days Delinquent	5.557%	7.516%	744	474	0.616%	0.395%	$5,164,928.83	$3,942,287.18	0.415%	0.316%
61-90 Days Delinquent	6.104%	7.660%	346	214	0.287%	0.178%	$2,546,168.09	$1,746,281.02	0.205%	0.140%
91-120 Days Delinquent	5.735%	6.437%	141	123	0.117%	0.103%	$1,100,252.65	$1,086,460.30	0.088%	0.087%
121-150 Days Delinquent	6.421%	6.960%	63	242	0.052%	0.202%	$440,569.57	$1,619,955.62	0.035%	0.130%
151-180 Days Delinquent	5.422%	6.907%	22	131	0.018%	0.109%	$188,638.09	$1,016,494.62	0.015%	0.082%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Forbearance	5.256%	6.167%	2,170	2,212	1.798%	1.845%	$18,534,418.26	$20,367,015.52	1.490%	1.635%

TOTAL REPAYMENT	5.119%	5.631%	14,818	29,040	12.277%	24.216%	$121,258,785.96	$291,453,563.26	9.745%	23.393%

GRAND TOTAL	5.208%	5.708%	120,693	119,921	100.000%	100.000%	$1,244,282,058.96	$1,245,886,616.13	100.000%	100.000%

* Percentages may not total 100% due to rounding

VI. 2004-B Portfolio Characteristics by Loan Program

LOAN PROGRAM	WAC	# Loans	$ Amount	%

-Signature Loans	5.795%	101,158	$998,899,704.48	80.176%
-Law Loans	6.372%	7,030	91,380,912.52	7.335%
-Med Loans	4.795%	7,808	72,076,676.45	5.785%
-MBA Loans	4.740%	3,925	83,529,322.68	6.704%

- Total	5.708%	119,921	$1,245,886,616.13	100.000%

* Percentages may not total 100% due to rounding

VII. 2004-B Interest Rate Swap and Cap Calculations

A	Swap Payments
					Swap Calculation

	i	Notional Swap Amount — Aggregate Prime Loans Outstanding			$1,234,313,224.90
	Counterparty Pays:
	ii	3 Month LIBOR			1.88000%
	iii	Gross Swap Receipt Due Trust			$5,865,730.74
	iv	Days in Period	9/15/2004	12/15/2004	91

	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ) Less	2.6430%		1.85700%
	vi	Gross Swap Payment Due Counterparty			$5,698,986.04
	vii	Days in Period	9/15/2004	12/15/2004	91

B	Cap Payments
					Cap Calculation

	i	Notional Swap Amount			$975,000,000.00
	Counterparty Pays:
	ii	3 Month LIBOR (interpolated for first accrual period)			1.88000%
	iii	Cap Rate			4.00000%

	iv	Excess (if any) of LIBOR over Cap Rate (ii-iii)			0.00000%
	v	Days in Period	9/15/2004	12/15/2004	91
	vi	Cap Payment due Trust			$—

VIII. 2004-B Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.004878611	(9/15/04—12/15/04)	1.93000%

B	Class A-2 Interest Rate	0.005257778	(9/15/04—12/15/04)	2.08000%

C	Class A-3 Interest Rate	0.005586389	(9/15/04—12/15/04)	2.21000%

D	Class A-4 Interest Rate	0.005839167	(9/15/04—12/15/04)	2.31000%

E	Class B Interest Rate	0.005940278	(9/15/04—12/15/04)	2.35000%

F	Class C Interest Rate	0.006951389	(9/15/04—12/15/04)	2.75000%

IX. 2004-B Inputs From Prior Period 8/31/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,244,282,058.96
	ii	Interest To Be Capitalized	47,353,017.57

	iii	Total Pool	$1,291,635,076.53
	iv	Cash Capitalization Account (CI)	232,575,519.00

	v	Asset Balance	$1,524,210,595.53

B	Total Note and Certificate Factor		0.9968693
C	Total Note Balance		$1,502,854,220.85

D	Note Balance 9/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C

	i	Current Factor	0.9925673	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$630,280,220.85	$378,000,000.00	$277,150,000.00	$100,000,000.00	$49,242,000.00	$68,182,000.00
E	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

G	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
H	Unpaid Administration fees from Prior Quarter(s)		$0.00
I	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00

X. 2004-B Note Parity Triggers

				Class A	Class B	Class C
		Notes Outstanding	9/15/04	$1,385,430,221	$1,434,672,221	$1,502,854,221
		Asset Balance	8/31/04	$1,524,210,596	$1,524,210,596	$1,524,210,596

		Pool Balance	11/30/04	$1,298,051,429	$1,298,051,429	$1,298,051,429
		Amounts on Deposit*	12/15/04	235,720,730	235,428,219	234,954,259
		Total		$1,533,772,160	$1,533,479,648	$1,533,005,689

		Are the Notes in Excess of the Asset Balance?		No	No	No
		Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No

		Are the Notes Parity Triggers in Effect?		No	No	No

		Class A Enhancement		$138,780,374.68
		Specified Class A Enhancement		$229,594,042.27	The greater of 15.0% of the Asset Balance or the Specified Overcollateralization Amount

		Class B Enhancement		$89,538,374.68
		Specified Class B Enhancement		$154,975,978.53	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

		Class C Enhancement		$21,356,374.68
		Specified Class C Enhancement		$45,918,808.45	The greater of 3.0% of the Asset Balance or the Specified Overcollateralization Amount

*Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XIII Items B through E for the Class A; Items B through G for the Class B; and Items B through I for the Class C

XI. 2004-B Cash Capitalization Account Triggers

		Cash Capitalization Account Balance as of Collection End Date	11/30/2004		$232,575,519.00
		Less: Excess of Trust fees & Note interest due over Available Funds	12/15/2004		$—

		Cash Capitalization Account Balance (CI)*			$232,575,519.00

A	i	10.00% of initial Asset Balance			$151,514,995.94
	ii	Excess, CI over 10.00% of initial Asset Balance			$81,060,523.06
	iii	Release A(ii) excess to Collection Account?**	12/15/2004		DO NOT RELEASE

B	i	5.50% of initial Asset Balance			$83,333,247.76
	ii	Excess, CI over 5.50% of initial Asset Balance			$149,242,271.24
	iii	Release B(ii) excess to Collection Account?**	12/15/2004		DO NOT RELEASE

C	i	3.50% of initial Asset Balance			$53,030,248.58
	ii	Excess, CI over 3.50% of initial Asset Balance			$179,545,270.42
	iii	Release C(ii) excess to Collection Account?**	12/15/2004		DO NOT RELEASE

D	i	1.50% of initial Asset Balance			$22,727,249.39
	ii	Excess, CI over 1.50% of initial Asset Balance			$209,848,269.61
	iii	Release D(ii) excess to Collection Account?**	12/15/2004		DO NOT RELEASE
		Release from Cash Capitalization Account ®*	12/15/2004		$—

*as defined under “Asset Balance” on page S-69 of the prospectus supplement
**determined based on a comparison of pool balances to notes outstanding and CI, along with certain loan portfolio characteristics, as outlined on page S-48 of the prospectus supplement

XII. 2004-B Principal Distribution Calculations

A	Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

	i	Is the Class A Note Parity Trigger in Effect?		No

	ii	Aggregate A Notes Outstanding	9/15/2004	$1,385,430,220.85
	iii	Asset Balance	11/30/2004	$1,530,626,948.45

	iv	First Priority Principal Distribution Amount	12/15/2004	$—

	v	Is the Class B Note Parity Trigger in Effect?		No

	vi	Aggregate A and B Notes Outstanding	9/15/2004	$1,434,672,220.85
	vii	Asset Balance	11/30/2004	$1,530,626,948.45
	viii	First Priority Principal Distribution Amount	12/15/2004	$—

	ix	Second Priority Principal Distribution Amount	12/15/2004	$—

	x	Is the Class C Note Parity Trigger in Effect?		No

	xi	Aggregate A, B and C Notes Outstanding	9/15/2004	$1,502,854,220.85
	xii	Asset Balance	11/30/2004	$1,530,626,948.45
	xiii	First Priority Principal Distribution Amount	12/15/2004	$—
	xiv	Second Priority Principal Distribution Amount	12/15/2004	$—

	xv	Third Priority Principal Distribution Amount	12/15/2004	$—

B	Regular Principal Distribution

	i	Aggregate Notes Outstanding	9/15/2004	$1,502,854,220.85

	ii	Asset Balance	11/30/2004	$1,530,626,948.45
	iii	Specified Overcollateralization Amount	12/15/2004	$30,302,999.19
	iv	First Priority Principal Distribution Amount	12/15/2004	$—
	v	Second Priority Principal Distribution Amount	12/15/2004	$—
	vi	Third Priority Principal Distribution Amount	12/15/2004	$—
	vii	Regular Principal Distribution Amount		$2,530,271.59

C	Class A Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Aggregate Class A Notes Outstanding	9/15/2004	$1,385,430,220.85
	iii	Asset Balance	11/30/2004	$1,530,626,948.45
	iv	85% of Asset Balance	11/30/2004	$1,301,032,906.18
	v	Specified Overcollateralization Amount	12/15/2004	$30,302,999.19
	vi	Lesser of (iii) and (ii — iv)		$1,301,032,906.18
	vii	Class A Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$2,530,271.59
	viii	Class A Noteholders’ Principal Distribution Amt — After the Stepdown Date		$—
	ix	Actual Principal Distribution Amount paid		$2,378,740.31
	x	Shortfall		$151,531.28

D	Class B Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Aggregate Class B Notes Outstanding	9/15/2004	$49,242,000.00
	iii	Asset Balance	11/30/2004	$1,530,626,948.45
	iv	89.875% of Asset Balance	11/30/2004	$1,375,650,969.92
	v	Specified Overcollateralization Amount	12/15/2004	$30,302,999.19
	vi	Lesser of (iii) and (ii — iv)		$1,375,650,969.92
	vii	Class B Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$—
	viii	Class B Noteholders’ Principal Distribution Amt — After the Stepdown Date		$—

E	Class C Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Aggregate Class C Notes Outstanding	9/15/2004	$68,182,000.00
	iii	Asset Balance	11/30/2004	$1,530,626,948.45
	iv	97% of Asset Balance	11/30/2004	$1,484,708,140.00
	v	Specified Overcollateralization Amount	12/15/2004	$30,302,999.19
	vi	Lesser of (iii) and (ii — iv)		$1,484,708,140.00
	vii	Class C Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$—
	viii	Class C Noteholders’ Principal Distribution Amt — After the Stepdown Date		$—

XIII. 2004-B Waterfall for Distributions

					Remaining
					Funds Balance

A		Total Available Funds (Sections III-L)		$16,781,965.09	$16,781,965.09

B		Primary Servicing Fees — Current Month plus any Unpaid		$723,251.54	$16,058,713.55

C		Quarterly Administration Fee plus any Unpaid		$20,000.00	$16,038,713.55

D		Gross Swap Payment due		$5,698,986.04	$10,339,727.51

E	i	Class A-1 Noteholders’ Interest Distribution Amount due	12/15/2004	$3,074,892.09	$7,264,835.42
	ii	Class A-2 Noteholders’ Interest Distribution Amount due	12/15/2004	$1,987,440.00	$5,277,395.42
	iii	Class A-3 Noteholders’ Interest Distribution Amount due	12/15/2004	$1,548,267.68	$3,729,127.74
	iv	Class A-4 Noteholders’ Interest Distribution Amount due	12/15/2004	$583,916.67	$3,145,211.07
	v	Swap Termination Fees due	12/15/2004	$0.00	$3,145,211.07

F		First Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$3,145,211.07

G		Class B Noteholders’ Interest Distribuition Amount due	12/15/2004	$292,511.16	$2,852,699.91

H		Second Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$2,852,699.91

I		Class C Noteholders’ Interest Distribuition Amount		$473,959.60	$2,378,740.31

J		Third Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$2,378,740.31

K		Increase to the Specified Reserve Account Balance		$0.00	$2,378,740.31

L		Regular Principal Distribution Amount — Principal Distribution Account		$2,378,740.31	$0.00

M		Carryover Servicing Fees		$0.00	$0.00

N		Swap Termination Payments		$0.00	$0.00

O		Additional Principal Distribution Amount — Principal Distribution Account		$0.00	$0.00

P		Remaining Funds to the Certificateholders		$0.00	$0.00

XIV. 2004-B Principal Distribution Account Allocations

				Remaining
				Funds Balance

A		Total from Collection Account	$2,378,740.31	$2,378,740.31

B	i	Class A-1 Principal Distribution Amount Paid	$2,378,740.31	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid	$0.00	$0.00
	iv	Class A-4 Principal Distribution Amount Paid	$0.00	$0.00

C		Class B Principal Distribution Amount Paid	$0.00	$0.00

D		Class C Principal Distribution Amount Paid	$0.00	$0.00

E		Remaining Class C Principal Distribution Amount Paid	$0.00	$0.00

F		Remaining Class B Principal Distribution Amount Paid	$0.00	$0.00

G	i	Remaining Class A-1 Principal Distribution Amount Paid	$0.00	$0.00
	ii	Remaining Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Remaining Class A-3 Principal Distribution Amount Paid	$0.00	$0.00
	iv	Remaining Class A-4 Principal Distribution Amount Paid	$0.00	$0.00

XV. 2004-B Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C
	i	Quarterly Interest Due	$3,074,892.09	$1,987,440.00	$1,548,267.68	$583,916.67	$292,511.16	$473,959.60
	ii	Quarterly Interest Paid	3,074,892.09	1,987,440.00	1,548,267.68	583,916.67	292,511.16	473,959.60

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid	0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount	$2,530,271.59	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid	2,378,740.31	0.00	0.00	0.00	0.00	0.00

	ix	Shortfall	$151,531.28	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$5,453,632.40	$1,987,440.00	$1,548,267.68	$583,916.67	$292,511.16	$473,959.60

B	Note Balances			9/15/2004	Paydown Factors	12/15/2004
	i	A-1 Note Balance	78443CBL7	$630,280,220.85		$627,901,480.54
		A-1 Note Pool Factor		0.9925673	0.0037461	0.9888212

	ii	A-2 Note Balance	78443CBM5	$378,000,000.00		$378,000,000.00
		A-2 Note Pool Factor		1.0000000	0.0000000	1.0000000

	iii	A-3 Note Balance	78443CBN3	$277,150,000.00		$277,150,000.00
		A-3 Note Pool Factor		1.0000000	0.0000000	1.0000000

	iv	A-4 Note Balance	78443CBP8	$100,000,000.00		$100,000,000.00
		A-4 Note Pool Factor		1.0000000	0.0000000	1.0000000

	v	B Note Balance	78443CBQ6	$49,242,000.00		$49,242,000.00
		B Note Pool Factor		1.0000000	0.0000000	1.0000000

	vi	C Note Balance	78443CBR4	$68,182,000.00		$68,182,000.00
		C Note Pool Factor		1.0000000	0.0000000	1.0000000

XVI. 2004-B Historical Pool Information

			9/1/04-11/30/04	5/06/04 - 8/31/04
Beginning Student Loan Portfolio Balance			$1,244,282,058.96	$1,250,170,429.90
	Student Loan Principal Activity
	i	Principal Payments Received	$7,273,578.91	$9,982,999.67
	ii	Purchases by Servicer (Delinquencies >180)	733,921.72	148,245.39
	iii	Other Servicer Reimbursements	—	9,228.46
	iv	Seller Reimbursements	1,645,061.18	176,715.71

	v	Total Principal Collections	$9,652,561.81	$10,317,189.23
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—	$—
	ii	Capitalized Interest	(9,181,831.42)	(3,909,610.89)
	iii	Capitalized Insurance Fee	($2,062,229.47)	($537,371.26)
	iv	Other Adjustments	(13,058.09)	18,163.86

	v	Total Non-Cash Principal Activity	$(11,257,118.98)	$(4,428,818.29)

(-)	Total Student Loan Principal Activity		$(1,604,557.17)	$5,888,370.94
	Student Loan Interest Activity
	i	Interest Payments Received	$2,389,629.61	$2,509,588.16
	ii	Repurchases by Servicer (Delinquencies >180)	28,047.35	1,547.89
	iii	Other Servicer Reimbursements	—	339.85
	iv	Seller Reimbursements	77,662.30	9,454.56
	v	Late Fees	22,541.61	17,448.43
	vi	Collection Fees	—	—

	viii	Total Interest Collections	2,517,880.87	2,538,378.89
	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—	$—
	ii	Capitalized Interest	9,181,831.42	3,909,610.89
	iii	Other Interest Adjustments	27,972.34	40,795.34

	iv	Total Non-Cash Interest Adjustments	$9,209,803.76	$3,950,406.23

	v	Total Student Loan Interest Activity	$11,727,684.63	$6,488,785.12
(=)	Ending Student Loan Portfolio Balance		$1,245,886,616.13	$1,244,282,058.96
(+)	Interest to be Capitalized		$52,164,813.32	$47,353,017.57

(=)	TOTAL POOL		$1,298,051,429.45	$1,291,635,076.53

(+)	Cash Capitalization Account Balance (CI)		$232,575,519.00	$232,575,519.00

(=)	Asset Balance		$1,530,626,948.45	$1,524,210,595.53

XVII. 2004-B Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Sep-04	$1,291,635,077	2.24%
Dec-04	$1,298,051,429	2.32%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.